UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2011

MEDICAL CARE TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53665
(Commission File Number)

Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China
(Address of principal executive offices)

011 8610 6407 0580
(Issuer's telephone number)

_______
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On May 19, 2011, the audit committee of the board of directors of Medical Care Technologies Inc. (the "Company"), in consultation with management, concluded that the Company's previously issued financial statements for the year ended December 31, 2010 and for the quarters June 30, 2010 and September 30, 2010 should not be relied upon due to errors in those financial statements. To correct these errors, the Company has amended and restated the affected financial statements.

Simultaneously with the filing of this Current Report on Form 8-K, the Company is filing the Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K/A”) and Amendment No. 1 to the Quarterly Report on Forms 10-Q for the quarters ended June 30, 2010 and September 30, 2010 (the “Forms 10-Q/A”) with the Securities and Exchange Commission. The Form 10-K/A and Forms 10-Q/A contain the amended and restated financial statements.

The errors contained in the financial statements for the year ended December 31, 2010 relate to the accounting of share-based compensation to non-employees. The Company identified several errors relating to the accounting of share-based compensation to non-employees. During the year ended December 31, 2010, the Company entered into various consulting and software development agreements which awarded shares to non-employees, but no compensation was recorded. In connection with one of these agreements, the Company had erroneously accrued $55,800 at December 31, 2010, which represented the cash settlement provision in the agreement. After further review, the Company has determined that the fair value of the 1,395,000 shares of common stock should have been recorded upon the completion of services or when the shares were fully vested, which occurred prior to December 31, 2010.

The effect of the restatement is to increase net loss by $249,064 for the year ended December 31, 2010. Net loss per share for the year ended December 31, 2010 was unchanged.

The restatements described above have been discussed with Malone-Bailey LLP, the Company’s independent registered public accounting firm. The Form 10-K/A includes an amended and restated audit report and the Forms 10-Q/A include an amended and restated review report from Malone-Bailey.

The Company's management has also been assessing the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures. Based on this assessment, the Company expects to report a material weakness in the Company's internal control over financial reporting, and, therefore, concluded that, due to the restatement in accounting of share-based compensation to non-employees, internal control over financial reporting as of December 31, 2010 was not effective. Management expects to recommend to the audit committee of the Company's board of directors certain actions that would devote resources to the remediation and improvement of our internal control over financial reporting, in particular over handling of complex derivative accounting issues. As the Company enters into transactions that involve complex accounting issues, it will consult with third party professionals with expertise in these matters as necessary to insure appropriate accounting treatment for such transactions.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

 (d)           Exhibits:

We have read Item 4.02 in the Form 8-K filed on May 27, 2011 and we agree with management's conclusions wth respect to the financial statements for the year ended December 31, 2010, September 30, 2010, and June 30, 2010.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2011

MEDICAL CARE TECHNOLOGIES INC.

/s/ Ning C. Wu
Ning C. Wu
President